PROMISSORY NOTE

This Promissory Note (Hereinafter "Note") is entered into by:

Michael Lieber of 1701 Avenue I Brooklyn, NY 11230

(Hereinafter "Lender")

&

Charleston Basics, Inc. of 1701 Avenue I Brooklyn, NY 11230

(Hereinafter "Borrower")

1. PROMISE TO PAY
The Borrower promises to pay to the Lender the total amount of One Hundred and Fifty Thousand ($150,000), together with interest payable on the unpaid principal at the rate of 0 percent per annum, compounded.

Payments will be delivered to the Lender's address (1701 Avenue I) or such other address as may later be agreed upon by the parties.

2. REPAYMENT
The amount promised under this Agreement will be repaid in installments or as one lump sum . Payments shall begin within 6 months of the date of this Note and shall continue until the principal balance of this Note and any accrued interest have been repaid in full. All payments shall be first applied to interest and the balance shall be applied to the principal.

Should the Borrower default in payment, the Borrower shall pay all costs, expenses and all reasonable legal costs incurred by the Lender, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.

3. MODIFICATION
No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4. BINDING EFFECT
Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors, and assigns.

5. HEADINGS
Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Note.

6. BREACH OF NOTE
The parties acknowledge that no breach of any provision of the Note shall be deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

7. AMENDMENTS
This Promissory Note may be modified or amended by written agreement of both parties.

8. GOVERNING LAW
This Agreement is governed by the statutory and case law of the State of New York. The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Note in its entirety.

Lender Information		Borrower Information

By:	/s/ Michael Lieber	CHARLESTON BASICS, INC.
Name:	Michael Lieber
		By:	/s/ Andrea Bereck
		Name:	Andrea Bereck
		Title:	Secretary and Director

Date: 8/21/07